EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Global Digital Solutions, Inc.(the "Company") on Form 10-KSB for the year ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William
J. Delgado, Principal Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                 /S/ WILLIAM J. DELGADO
                                 ----------------------------
                                 William J. Delgado
                                 Principal Accounting Officer
November 22, 2004